INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-97592 of Midwest Airlines, Inc. on Form S-8 of our report dated May 20, 2004, appearing in this Annual Report on Form 11-K of Midwest Airlines Savings and Investment Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 23, 2004